UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2011

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2011, our Board of Directors promoted G. Larry Lawrence to the positions of Chief Financial Officer and Vice President-Finance, effective July 1, 2011. Mr. Lawrence is currently our Treasurer, Manager of Accounting and Principal Financial Officer. In connection with his promotion, Mr. Lawrence's annual base salary will be $130,000 and he will be eligible to participate in our Incentive Cash Bonus Program (the “ICBP”) under which he may earn a bonus of up to 35% of his base salary if certain financial metrics set by our Board of Directors are achieved in any particular year. For 2011, any bonus achieved under the ICBP will be reduced by 50% considering Mr. Lawrence's mid-year inclusion in the program. Mr. Lawrence was also granted a restricted stock award effective June 15, 2011, for 5,000 shares of our common stock pursuant to our 2009 Restricted Stock/Unit Plan.

Mr. Lawrence, 60, became our Controller in September 2010, and was promoted to Treasurer, Manager of Accounting, and Principal Accounting Officer on January 1, 2011. From June 2006 to August 2010, Mr. Lawrence was self employed as a management consultant doing business as Crescent Consulting.  Overlapping this time, from September 2006 to August 2009, he also served as the CFO of Lynx Operating Company.  Lynx is a private company engaged in oil and gas production and gas processing activities. From May 2004 through April 2006 Mr. Lawrence served as Controller of Pure Resources, an exploration and production company and wholly owned subsidiary of Unocal Corporation which was acquired by Chevron Corporation. From June 2000 through May 2004, Mr. Lawrence was a practice manager of the Parson Group, LLC, a financial management consulting firm whose services included Sarbanes Oxley engagements with oil and natural gas industry clients. From 1973 through May 2000, Mr. Lawrence was employed by Atlantic Richfield Company where he most recently (from 1993 through 2000) served as Controller of ARCO Permian. Since May 2006, Mr. Lawrence has served as a director of Legacy Reserves, LP.  Mr. Lawrence has a Bachelor of Arts in Accounting, with honors, from Dillard University.
Our Compensation Committee also granted James R. Hazlett, our Vice President − Technical Services, a restricted stock award effective June 15, 2011, for 5,000 shares of our common stock pursuant to our 2009 Restricted Stock/Unit Plan.

Both awards of restricted stock granted to Messrs. Hazlett and Lawrence vest in annual one-third installments beginning on the first anniversary date of the award as long they remain employed with the Company on such anniversary dates, although vesting is subject to acceleration upon death, disability or retirement, or upon a change in control of the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2011, we held our Annual Meeting of Shareholders (the “Annual Meeting”) at which the following four proposals were presented to our shareholders for consideration: (1) the election of: one Director to serve until the Annual Meeting of Shareholders to be held in 2012 (Mr. Strasheim); one Director to serve until the Annual Meeting of Shareholders to be held in 2013 (Mr. Huseman); and two Directors to serve until the Annual Meeting of Shareholders to be held in 2014 (Messrs. Curtis and Taylor), or until their successors are elected and qualify, (2) a proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011, (3) an advisory vote on the compensation of our named executive officers (“Say-on-Pay Vote”); and (4) an advisory vote on the frequency of the advisory vote on compensation of our named executive officers. These proposals were described in detail in our definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2011.

(1)Election of Directors: The nominees for election to the Board of Directors set forth below were elected by the shareholders by the following vote:

Director Nominee	For	Against and Authority Withheld	Abstentions	Broker Non-Votes
Charles G. Curtis	9,321,658	603,588	N/A	1,661,813
Kenneth V. Huseman	9,550,377	374,869	N/A	1,661,813
Gene A. Strasheim	9,557,687	367,559	N/A	1,661,813
Stephen C. Taylor	9,312,377	612,869	N/A	1,661,813

(2)Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
11,561,459	14,759	10,841	—

(3)Advisory Vote on the Compensation of our Named Executive Officers: The compensation of our named executive officers was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
9,754,455	115,492	55,299	1,661,813

(4)Advisory Vote on the Frequency of the Say-on-Pay Vote: Results of the advisory vote on the frequency of the Say on Pay Vote were as follows:

1 Year	2 Years	3 Years	Abstain
6,527,698	84,913	3,247,025	65,610

Although our Board of Directors recommended that the advisory vote on the Say-on-Pay of our named executives in our proxy materials be submitted every third year, in light of the recommendation of the shareholders, we intend to include the Say-on-Pay advisory vote in our proxy materials on an annual basis until the next shareholder vote on the frequency of Say-on-Pay or our Board of Directors otherwise determines that a different frequency of Say-on-Pay Vote is in the best interests of the shareholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: June 20, 2011
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer

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